Exhibit 10.10

LY- Trony SZ	IP License Agreement

INTELLECTUAL PROPERTY LICENSE AGREEMENT

Between

Li Yi (李毅), a resident of the PRC with PRC Identity Card No. 4403-0119-6906-0238-18, (“Licensor”)

And

Trony Solar Science and Technology Development Limited (深圳市创益科技发展有限公司), a wholly-owned foreign enterprise organized under the laws of the PRC, whose registered office is at 5/F East Block, No.2 Building, Guangxian Eastate, 3rd BaGua Rd, Futian District, Shenzhen, China (“Licensee”)

The Licensor and the Licensee is hereinafter individually referred to as a “Party” and collectively the “Parties”.

WHEREAS,

A)                                  Pursuant to a Series A Preferred Share Purchase Agreement dated September 26, 2008 (the “Share Purchase Agreement”) made among the Licensor and the Licensee and certain other parties thereto, JPMorgan Special Situations (Mauritius) Limited and Intel Capital Corporation (the “Purchasers”) will, severally but not jointly, purchase certain numbers of Series A Convertible Redeemable Preferred Shares in the aggregate principal amount of US$45,000,000 to be issued by Trony Solar Holdings Company Limited, the indirect shareholder of the Licensee in accordance with the terms and the conditions of the Share Purchase Agreement.

B)                                    Licensor is founder of Licensee, and the registered holder or owner of the Founder Owned IP (defined below).

C)                                    Licensor and Licensee entered into two Patent Implementation and License Agreements (the “Patent License Agreements”) on January 6, 2006 and October 20, 2007, respectively, where by Licensor licensed to Licensee patents listed in Appendix 3.

D)                                   It is a condition precedent under the Share Purchase Agreement that, among other things, Licensor and Licensee execute this Agreement.

NOW THEREFORE the Parties agree as follows.

1                      Definitions

A.                                            “Disclosed Information” means all information that is provided to Licensee by Licensor during or before the Effective Term.

B.                                              “Effective Date” has the meaning given to it in Section 9.1 (Effective Date & Term).

C.                                              “Effective Term” has the meaning given to it in Section 9.1 (Effective Date & Term).

D.                                             “Improvement/Development” has the meaning given to it in Section 7 (Improvements/Developments).

E.                                               “IP” or “Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights, and (ix) any other intellectual property or proprietary rights.

F.                                               “Licensed IP” means all Intellectual Property used in connection with the business of the Licensee as now conducted and as presently proposed to be conducted, but owned by the Licensor (the “Founder Owned IP”, including without limitation those patents and patents under application listed in Appendix 1, Appendix 2 and Appendix 3), including any and all Intellectual Property which are continuations, divisionals, continuations-in-part, reissues, reexaminations, substitutions, or extensions of the Founder Owned IP, and any other Intellectual Property resulting from the Founder Owned IP.

G.                                              “PRC” means the People’s Republic of China.

H.                                             “Supported Activities” means (a) design, development, management, manufacturing, assembly, installation, commissioning, operation, maintenance and repair of the Supported Products, and (b) the offer and provision to customers of related services.

I.                                                  “Supported Products” means the products of the Licensee as now designed, developed, manufactured, assembled and as presently proposed to be designed, developed, manufactured, assembled, including with limitation solar batteries and the applications, new electric components (photoelectric components), building components of solar photovoltaic technology; lighting system of solar photovoltaic technology; power supply system of solar photovoltaic technology; building integration system of solar photovoltaic technology.

2                      Licensee’s Rights

2.1                                         Grant of Right to Licensee

A.                                            Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee an exclusive, unconditional, irrevocable, royalty-free and transferable license of the right to use Licensed IP and Disclosed Information in the performance of the Supported Activities without restrictions of any manner or type, anywhere in the world, throughout the Effective Term (and, where specified elsewhere herein, after the termination of this Agreement).

3                      Support & Training

3.1                                         Technical Support and Training

A.                                            Throughout the Effective Term, Licensor shall make available to Licensee technical support and/or training from Licensor and/or experienced technical personnel by all necessary means.

B.                                              The aforementioned technical support and/or training will be increased if requested by Licensee and consented to by Licensor, which consent shall not be unreasonably withheld.

3.2                                         Cost of Technical Support and Training

A.                                            Licensor shall not charge Licensee for technical support and training.

B.                                              Licensee shall bear all actual and reasonable costs incurred by Licensor in connection with training and other technical support provided by Licensor in accordance with the Agreement.

4                      Licensor’s Warranties

4.1                                         Licensor’s Warranties

Licensor hereby warrants to Licensee that, to the extent required by applicable law:

A.                                            Licensor has the lawful right to license the Licensed IP and the Disclosed Information in accordance with this Agreement.

B.                                              The Licensed IP and the Disclosed Information provided to Licensee will be complete, error-free, valid and capable of accomplishing any technical targets that are set forth in this Agreement, when applied by competent technicians, assisted by technically and linguistically competent interpreters.

C.                                              If Licensee uses the Licensed IP or the Disclosed Information in accordance with this Agreement, and such use is impeded by the rights of a third person then, after receipt of notice from Licensee, Licensor shall assist Licensee to remove the impediment.

D.                                             If Licensee’s usage of the Licensed IP or the Disclosed Information in accordance with this Agreement, infringes another Party’s rights or interests, liability shall be borne by Licensor.

5                      Licensor’s Waiver and Indemnity to Licensee

A.                                            Licensor hereby acknowledges and agrees that, due to the prior business connection between Licensor and Licensee, Licensor has allowed, enabled and/or assisted Licensee to use the Licensed IP and the Disclosed Information (whether covered by the Patent License Agreements or not) prior to the Effective Date (hereinafter “Licensee’s Prior Use”).

B.                                              Licensor hereby completely and irrevocably waives any and all of his rights, claims, cause of actions whatsoever against Licensee originating from or in connection with Licensee’s Prior Use. Moreover, Licensor hereby agrees to fully indemnify Licensee and hold Licensee harmless from any claims, actions, judgments, orders whatsoever originating from or in connection to Licensee’s Prior Use, including without limitation any possible intellectual property infringement claims brought by any third party.

6                      Conflicts with 3rd person Intellectual Property Rights

A.                                            If Licensee becomes aware that its use of any element of the Licensed IP or Disclosed Information infringes or is alleged to infringe, or is impeded or is alleged to be impeded by, any rights of a third person, then Licensee shall immediately provide Licensor in writing with full particulars of such infringement, impediment or allegation and shall not, without the express written consent of Licensor, make any admission or disclosure of information to any third person in respect thereof.

B.                                              Licensor shall have sole authority and discretion over the conduct of all legal, administrative and arbitral proceedings in respect of any claim or counterclaim relating to items covered by this Agreement.  Upon request, Licensee shall give full cooperation to Licensor in respect of the same.

7                      Improvements/Developments

7.1                                         Ownership & Definition

A.                                            “Improvement/Development” means each modification of any portion of the Supported Products or Licensed IP that (without exception):

a.                                                 becomes known to Licensor or Licensee,

b.                                                the knowing Party actually uses, on a commercial scale, in the Supported Activities,

c.                                                 the knowing Party is entitled to disclose to the other Party, and

d.                                                is not patentable and does not individually, or in the aggregate with one or more other modifications, constitute a substitute for a substantial element of the Licensed IP.

B.                                              If an Improvement/Development is conceived, developed or discovered by a Party then, to the extent permitted by PRC law, all rights arising from such activity shall be owned Licensee.

7.2                                         Disclosure & License

Throughout the Effective Term:

A.                                            Each Party, upon learning that it has any interest in an Improvement/Development, shall promptly disclose such interest to the other Party in writing and shall promptly provide any additional related information that is requested by the other Party.

B.                                              Licensor hereby grants to Licensee a license to use, free of any additional charge, each Improvement/Development (or partial interest therein) belonging to Licensor, subject to the same terms as are specified by this Agreement to govern the the Licensed IP.

8                      Government Recordation

A.                                            Within thirty (30) working days of the Effective Date, Licensee shall do the following:

a.                                                 Complete required recordation procedures with the government authorities responsible for the recordation of intellectual property license agreement,

b.                                                Obtain relevant recordation certificate(s), and provide Licensor with evidence thereof.

B.                                              Within thirty (30) working days of any change to the main contents of this Agreement, or such later date as is consented to by Licensor, Licensee shall repeat the above steps.

C.                                              If this Agreement is terminated before its scheduled expiry, then within thirty (30) working days of such termination, Licensee shall make a recordation with the above government authorities, and provide Licensor with evidence thereof.

9                      Term and Termination

9.1                                         Effective Date & Term

A.                                            This Agreement shall become effective on the “Effective Date”, which shall be the date of signing by the Parties to this Agreement.

B.                                              The period of effectiveness of this Agreement shall be, starting from the Effective Date, ending on the date when Licensor has transferred to Licensee any and all legal and beneficial interest in the Licensed IP (the “Effective Term”).

9.2                                         After Expiry or Termination

A.                                            The expiry or termination of this Agreement shall be without prejudice to:

a.                                                 any obligations, rights or damage claims on the part of either Party which have accrued prior to such termination, and

b.                                                any provision of this Agreement which is expressly or by implication provided to come into effect on, or to continue in effect after, such termination.

10               Confidentiality

10.1                                  Scope of Confidential Information

A.                                            Confidential information shall include all of the following:

a.                                                 All Licensed IP, and

b.                                                All other information of a technical, commercial or financial nature disclosed before, during or after the Effective Term that the receiving Party is aware, or reasonably should be aware, is intended by the source thereof to be confidential.

B.                                              Confidentiality obligations shall not apply to the following:

a.                                                 Information that came into, or later comes into, the possession of the receiving Party from a third person who is not under any obligation to keep such information confidential.

b.                                                Information that has been independently discovered or developed by the receiving Party prior to receipt.

c.                                                 Information that (through no fault of the receiving Party) becomes known to many persons or entities that engage in similar industries to that of the receiving Party.

d.                                                Information deemed non-confidential by law.

e.                                                 Disclosures required by law (provided that the Party making such a disclosure shall give reasonable notice to the other Party and shall endeavor to obtain judicial, administrative or arbitral protective orders or other means to arrange confidential handling of the disclosed information).

10.2                                  Restrictions During & After Agreement Effectiveness

A.                                            During the Effective Term, and for five (5) years thereafter:

a.                                                 Each Party shall not disclose confidential information of the other Party to any person (including employees, directors, sub-contractors, agents, licensors, customers and advisors) except (a) as necessary for the performance of obligations or the reasonable enjoyment of contractual rights under this Agreement, and (b) to persons subject to a strict obligation of non-disclosure and non-misuse.

b.                                                Each Party shall not use confidential information of the other Party except as necessary for the performance of obligations or the reasonable enjoyment of contractual rights under this Agreement.

11                                  Governing Law and Dispute Resolution

A.                                            This Agreement shall be governed by and construed in accordance with the law of the PRC.

B.                                              Any dispute, controversy or difference arising out of, in connection with or relating to this Contract, or the breach, termination or invalidity thereof (a “Dispute”) shall be resolved by arbitration pursuant to this Section 11.B.  The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the UNCITRAL Arbitration Rules in effect at the time of the arbitration.  There shall be one (1) arbitrator.  The language to be used in the arbitral proceedings shall be English.  If the UNCITRAL Rules are in conflict with the provisions of this Section 11.B including the provisions concerning the appointment of the arbitrator, the provisions of this Section 11.B shall prevail.  The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the PRC and shall not apply any other substantive law.  In making the award, the arbitrator shall have the authority to award attorney’s fees and other costs and expenses of the arbitration in accordance with this Agreement and as the arbitrator deems just and appropriate under the circumstances.  Each party hereto shall cooperate with the others in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitral proceedings, subject only to any attorney-client or other applicable legal privilege and confidentiality obligations binding on such party.  The award shall be issued within six (6) months of the appointment of the arbitrator, provided, however, that the arbitrator shall, upon a finding that it is impracticable to meet such deadline consistent with the arbitrator’s primary obligation justly to determine the controversy before the arbitrator, have discretion to extend or alter such deadline to the extent necessary to prevent injustice or preserve the enforceability of the arbitrator’s award.  The award of the arbitrator shall be final and binding upon the disputing parties, and any party may apply to a court of competent jurisdiction for enforcement of such award.  The parties shall cooperate and use their respective best efforts to take all actions reasonably required to facilitate the prompt enforcement in the PRC or in any other jurisdiction of any arbitral award made by the arbitrator.  A party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the appointment of the arbitrator.

12               General

12.1                                  Languages

A.                                            This Agreement is written in Chinese and English.  The Chinese version shall be used for all government registration in China.  For purposes of determining each Party’s obligations towards (and rights against) the other Party, the two versions shall be equally valid. In case of any inconsistency between the Chinese and the English versions of this Agreement, the English version shall prevail.

12.2                                  Assignment of Agreement

A.                                            Licensee may assign or license to, or exercise any of its rights or discharge any of its obligations under this Agreement through, its subsidiaries or affiliated companies.

B.                                              Licensor shall not make, except with the advance written consent by Licensee, or acquiesce to, any license, sub-license, assignment or allocation of all or any portion of any right, license, interest, authorization, obligation, or liability of Licensor to any third person, and any actual or purported license, sub-license, assignment or allocation without such consent shall be null and void.

12.3                                  Enforceability; Severability & Replacement

A.                                            If any provision of this Agreement is determined to be wholly or partly invalid, illegal, or unenforceable in any jurisdiction, or if any governmental agency or authority requires the Parties to delete any provision of this Agreement, such invalidity, illegality, unenforceability or deletion shall not impair or affect the remaining provisions of this Agreement or the validity or enforceability of such provision in any other jurisdiction.

12.4                                  Miscellaneous

A.                                            An event of force majeure shall include earthquake, typhoon, flood, fire, war, riots, strikes and other events of which the occurrence and consequences of which are unavoidable. If either Party is prevented by an event of force majeure from implementing this Agreement, such Party shall promptly notify the other Parties and as soon as practicable thereafter provide detailed information on and documentary evidence of the force majeure event and its effect on such implementation. No Party shall be held liable for the consequences of an event of force majeure, except as specified elsewhere herein.

B.                                              No amendment of this Agreement shall be effective unless it is expressly stated in a writing signed by an authorized representative of each of the Parties.

C.                                              Any notice to be delivered in respect of this Agreement shall be delivered to each of the Parties to the Share Purchase Agreement in accordance with the notice terms of the Share Purchase Agreement.

D.                                             If a Party breaches this Agreement, such Party shall compensate the other Party for damages resulting directly from such breach.  This paragraph shall not prevent or limit the applicability of any other penalties or remedies for breach that are provided elsewhere in this Agreement.

E.                                               Each right and remedy in this Agreement is cumulative with every other right and remedy provided in this Agreement or arising from applicable law, and no exercise of one right or remedy shall prejudice the availability of any other right or remedy.

F.                                               A failure by any Party at any time to enforce any provision of this Agreement or to exercise any right under this Agreement shall not constitute a waiver of the same or affect that Party’s right thereafter to enforce or exercise the same.  Any waiver by any Party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision.

G.                                              This Agreement and the documents referred to in it contain the whole agreement between the Parties relating to the Licensed IP, Disclosed Information, training and support, Supported Products and/or Supported Activities contemplated by this Agreement, and supersede all previous agreements between the Parties relating thereto.

H.                                             Each Party shall promptly do all things and execute and deliver all additional documents as are necessary or reasonably requested by one of the other Parties for the purpose of implementing this Agreement.

I.                                                  Subject to the restrictions specified elsewhere in this Agreement, this Agreement shall inure to the benefit of and be binding upon the Parties’ respective successors and assigns.

13               Signatures

On September 26, 2008, this Agreement (a) is signed by Licensor, and (b) is signed (with company chop affixed) by Licensee.

Li Yi (李毅)		Trony Solar Science and Technology Development Limited (深圳市创益科技发展有限公司)

Chop:

Signature:	/s/ Li Yi	Signature:	/s/ Chen Yixiang
		Name:	Chen Yixiang
		Title:	Director

Li Yi (李毅)

(“Licensor”)

and

Trony Solar Science and Technology Development Limited

(深圳市创益科技发展有限公司) (“Licensee”)

Intellectual Property License Agreement

September 26, 2008

Table of Contents

1	DEFINITIONS	2
2	LICENSEE’S RIGHTS	3
2.1	Grant of Right to Licensee	3
3	SUPPORT & TRAINING	3
3.1	Technical Support and Training	3
3.2	Cost of Technical Support and Training	3
4	LICENSOR’S WARRANTIES	3
4.1	Licensor’s Warranties	3
5	LICENSOR’S WAIVER AND INDEMNITY TO LICENSEE	4
6	CONFLICTS WITH 3RD PERSON INTELLECTUAL PROPERTY RIGHTS	4
7	IMPROVEMENTS/DEVELOPMENTS	5
7.1	Ownership & Definition	5
7.2	Disclosure & License	5
8	GOVERNMENT RECORDATION	5
9	TERM AND TERMINATION	6
9.1	Effective Date & Term	6
9.2	After Expiry or Termination	6
10	CONFIDENTIALITY	6
10.1	Scope of Confidential Information	6
10.2	Restrictions During & After Agreement Effectiveness	7
11	GOVERNING LAW AND DISPUTE RESOLUTION	7
12	GENERAL	8
12.1	Languages	8
12.2	Assignment of Agreement	8
12.3	Enforceability; Severability & Replacement	8
12.4	Miscellaneous	8
13	SIGNATURES	10
14	APPENDIX 1: FOUNDER OWNED IP — PATENTS NOT PREVIOUSLY LICENSED
15	APPENDIX 2: FOUNDER OWNED IP — PATENTS UNDER APPLICATION
16	APPENDIX 3: FOUNDER OWNED IP — PATENTS UNDER PATENT LICENSE AGREEMENTS

Appendix 1: Founder Owned IP — Patents Not Previously Licensed

No.	Name	Type	Filing date	Patent No.	Current patentee
1.	A solar cell and its manufacturing method	Invention	2003/09/25	ZL03134829.7	Li Yi
2.	Electric universal dictionary	Applied new type	1991/09/12	91225233.2	Li Yi
3.	An amorphous silicon solar cell	Applied new type	1994/10/14	ZL94243121.9	Li Yi
4.	Solar photovoltaic noise barrier	Applied new type	2007/02/05	ZL200720118501.5	Li Yi
5.	Solar LCD (liquid crystal display) price sign	Appearance design	1994/07/18	ZL94303710.7	Li Yi
6.	Solar LCD (liquid crystal display) vernier caliper	Appearance design	1994/07/18	ZL94304729.3	Li Yi

Appendix 2: Founder Owned IP — Patents under Application

No.	Name	Type	Application Date (year/month /date)	Issue Date (year/month /date)	Application/Patent No.	Patentee
1.	A ultrasonic welding equipment for solar cell electrodes	Invention		2007/11/09	2007100758809	Li Yi
2.	Aeration solar photovoltaic glass curtain wall and its usage	Invention		2008/10/12	2007100752696	Li Yi
3.	A solar cell and its manufacturing method	Invention		2007/11/09	2007101486958	Li Yi
4.	A flexible solar cell and its manufacturing method	Invention		2007/04/13	2007100730146	Li Yi
5.	An etching method and etching ink for aluminum film of amorphous silicon solar cells	Invention	2008/05/07		200810067105.3	Li Yi
6.	A photovoltaic insulated glass	Invention	2007/12/27		200710305818.4	Li Yi
7.	A lead-out sealing kit of outer electrodes on photovoltaic templates	Invention	2007/12/27		200710305817.X	Li Yi
8.	A silicon film solar cell and its manufacturing method	Invention	2007/12/18		200710125207.1	Li Yi
9.	Laser marking equipment of solar cells	Invention	2007/01/08		200710072812.7	Li Yi
10.	Large area laser marking on solar cells	Invention	2006/12/31		200610063759.X	Li Yi
11.	An electrode pattern and etching method of silicon film photoelectric cells	Invention	2006/11/23		200610156980.X	Li Yi
12.	Solar cell LED interlayer of photoelectric curtain wall glass	Invention	2006/09/19		200610062643.4	Li Yi
13.	An outer solar shade system	Invention	2006/06/28		200610061349.1	Li Yi
14.	Noncircular silicon film solar cell	Invention	2006/06/23		200610061259.2	Li Yi
15.	A solar photovoltaic insulated glass and its photovoltaic components	Invention		2007/11/16	2007100742586	Li Yi
16.	Laminated glass components for amorphous silicon solar cells	Invention	2005/03/01		200510033425.3	Li Yi
17.	A lead-out apparatus of outer electrodes	Practical use	2007/12/27		200720196551.5	Li Yi
18.	Lead-out apparatus of outer electrodes on photovoltaic insulated glass	Applied new type	2007/12/27		200720196552.X	Li Yi

19.	A silicon film solar cell	Applied new type	2007/12/18	200720196120.9	Li Yi
20.	A tandem solar cell	Applied new type	2007/10/25	200720172723.5	Li Yi
21.	Junction box in insulated photovoltaic curtain wall glass components	Appearance design	2007/09/18	200730173764.1	Li Yi
22.	A bracket for battery components	Appearance design	2007/07/05	200730170909.2	Li Yi
23.	Universal multi-layer frame	Appearance design	2006/12/15	200630155457.6	Li Yi
24.	Large area laser marking on solar cells	Applied new type	2006/12/31	200620144550.1	Li Yi

Appendix 3: Founder Owned IP — Patents under Patent License Agreements

No.	Name	Type	Filing date	Patent No.	Licensor
1	Indoors amorphous silicon solar cell and its manufacturing method	Invention	1995/05/19	ZL95104992.5	Li Yi
2	A solar accumulator cell protector on motor vehicles	Applied new type	1997/05/25	97240041.9	Li Yi
3	A solar lighting apparatus for map guideposts	Applied new type	1999/11/27	99247790.5	Li Yi
4	Folding solar power pack	Applied new type	2000/07/21	00244204.3	Li Yi
5	An integrated solar garden light	Applied new type	2002/03/02	02226039.0	Li Yi
6	Integrated light irradiance indicator	Applied new type	2002/11/15	02249529.0	Li Yi
7	A device for grinding an end surface of a glass plate	Applied new type	2004/02/07	200420002267.6	Li Yi
8	A framed solar photovoltaic insulated glass	Applied new type	2004/04/03	200420048717.5	Li Yi
9	Manufacturing equipment of transparent tin dioxide conductive film	Invention	2004/04/14	200410026828.0	Li Yi
10	Manufacturing apparatus of transparent tin dioxide conductive film	Applied new type	2004/04/14	200420044723.3	Li Yi
11	Charger (portable round)	Appearance design	2004/07/02	200430043955.2	Li Yi
12	A portable charger	Appearance design	2004/07/02	200430067016.1	Li Yi
13	Portable charger	Appearance design	2004/07/02	200430043956.7	Li Yi
14	A solar photovoltaic insulated glass and its manufacturing method	Invention	2004/07/06	200410028002.8	Li Yi
15	An amorphous silicon standard solar cell	Applied new type	2004/08/15	200420083016.5	Li Yi
16	Standard solar cell for measuring amorphous silicon batteries and its manufacturing method	Invention	2004/08/15	200410051144.6	Li Yii
17	Solar door plate	Appearance design	2004/11/02	200430092036.4	Li Yi
18	Laminated glass for amorphous silicon solar cell	Applied new type	2005/03/01	200520055355.7	Li Yi
19	A composite photoelectric template for curtain wall glass	Applied new type	2005/05/25	200510034904.7	Li Yi
20	Composite photoelectric template	Applied new type	2005/05/25	200520059062.6	Li Yi
21	Solar cell template with illuminating apparatus	Applied new type	2005/06/01	200520059420.3	Li Yi
22	A solar cell roof window and its manufacturing method	Invention	2005/10/21	200510100696.6	Li Yi
23	A solar cell roof window	Applied new type	2005/10/21	200520066324.1	Li Yi

24	Insulated glass built in with photovoltaic louver	Applied new type	2005/11/04	200520067166.1	Li Yi
25	Connectors of film solar cell electrodes	Appearance design	2005/11/05	200530076501.X	Li Yi
26	Frame corner guard of solar cell components	Appearance design	2005/11/05	200530076475.0	Li Yi
27	Mitre joint connectors of film solar cell electrodes	Appearance design	2005/11/05	200530076476.5	Li Yi
28	Frame corner guard of solar photovoltaic components	Applied new type	2005/12/14	200520120752.8	Li Yi
29	An intelligent control device for the solar power supply of vehicle roof windows	Applied new type	2005/12/16	200520120817.9	Li Yi
30	A noncircular silicon film solar cell	Applied new type	2006/06/23	200620017543.5	Li Yi
31	Connectors of film solar cell electrodes (I)	Appearance design	2006/06/23	200630016976.4	Li Yi
32	An outer solar shade	Applied new type	2006/06/28	200620014309.7	Li Yi
33	A solar cell LED interlayer of photoelectric curtain wall glass	Applied new type	2006/09/19	200620014750.5	Li Yi
34	Electrode connector	Appearance design	2006/12/15	200630155458.0	Li Yi
35	Trolley shelf	Appearance design	2006/12/15	200630155457.6	Li Yi
36	Device for large area laser marking on solar cells	Applied new type	2006/12/31	200620144550.1	Li Yi
37	Laser marking device on solar cells	Applied new type	2007/01/08	200720117914.1	Li Yi
38	Power strip	Appearance design	2007/01/18	200730130817.1	Li Yi
39	A flexible solar cell	Applied new type	2007/01/23	200720118154.6	Li Yi
40	An amorphous solar curtain photovoltaic insulated glass	Applied new type	2007/04/29	200720119927.2	Li Yi
41	An automatic ultrasonic welding machine	Applied new type	2007/07/12	200720121394.1	Li Yi
42	An aeration solar curtain wall	Applied new type	2007/07/25	200720121584.3	Li Yi
43	Solar cell junction box	Applied new type	2007/08/16	200720122239.1	Li Yi
44	Hot oil heater of amorphous depositing furnace	Applied new type	2007/08/21	200720122312.5	Li Yi
45	A solar cell	Applied new type	2007/08/31	200720174556.8	Li Yi
46	Radio frequency discharge device in the deposition system of solar cells	Applied new type	2007/09/18	200720171858.X	Li Yi
47	Junction box in insulated photovoltaic curtain wall glass components	Applied new type	2007/09/18	200720171857.5	Li Yi
48	Solar street lamp controller	Applied new type	2007/10/18	200720172466.5	Li Yi